Exhibit 23(a)




                  CONSENT OF INDEPENDENT ACCOUNTANTS
                  -----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 1995, relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, the financial statements of the U. S. Steel Group, and the financial statements of the Delhi Group, appearing on pages U-3, M-3, S-3 and D-3, respectively, of the Annual Report on Form 10-K of USX Corporation for the year ended December 31, 1994.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
June 28, 1995